UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2021

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38355	46-5027260
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 416-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 25, 2021, Nemaura Medical Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1.  Election of Directors

Each of the following five nominees was elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next annual meeting of stockholders and until their successors have been duly elected and have qualified.

Nominee	For	Withheld	Broker Non-Votes
Dewan Fazlul Hoque Chowdhury	15,239,117	20,477	1,304,236

Bashir Timol	15,130,971	128,623	1,304,236

Timothy Johnson	15,083,717	175,877	1,304,236

Dr. Salim Natha	15,235,842	23,752	1,304,236

Thomas Moore	15,235,555	24,039	1,304,236

2.  Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Mayer Hoffman McCann P.C. as the independent auditors of the Company for the fiscal year ending March 31, 2022, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
16,551,736	9,021	3,073	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2021	NEMAURA MEDICAL INC.

	By:	/s/ Dewan F. H. Chowdhury
	Name: Title:	Dewan F.H. Chowdhury Chief Executive Officer